UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 28, 2019

WABCO HOLDINGS INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-33332	20-8481962
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Giacomettistrasse 1, 3000 Bern 31, Switzerland 1220 Pacific Dr., Auburn Hills, Michigan	48326-1589
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +41-315-813-300

Chaussée de la Hulpe 166, 1170 Brussels, Belgium

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

(b) Departure of Principal Financial Officer

On March 28, 2019, Roberto Fioroni resigned from WABCO Holdings Inc. (the “Company”) effective April 1, 2019 to join GKN Automotive, a Melrose plc owned business, as its Chief Financial Officer. Mr. Fioroni will leave the Company on April 30, 2019. Mr. Fioroni’s resignation from the Company’s management team was not the result of any disagreement with the Company’s strategy, operations, policies or procedures.

(c) Appointment of Principal Financial Officer

On April 1, 2019, the Board of Directors (the “Board”) of the Company appointed Sean Deason, the Company’s Vice President Controller and Investor Relations, to serve as Chief Financial Officer & Controller of the Company, effective April 1, 2019.

Mr. Deason, age 47, joined the Company in June 2015 and has served as the Company’s controller since that time. Prior to joining the Company, Mr. Deason spent four years with Evraz N.A. where he served as Vice President, Financial Planning & Analysis. Prior to Evraz, Mr. Deason spent twelve years with Lear Corporation where he served as Director, Finance, Corporate Business Planning & Analysis, Director, Finance, Asia Pacific Operations, Assistant Treasurer, and held various other positions of increasing responsibility from August 1999. Mr. Deason holds a Masters of International Management from Thunderbird School of Global Management and is a Certified Management Accountant.

A copy of the press release announcing the appointment of Mr. Deason as Chief Financial Officer of the Company is attached to this Form 8-K as Exhibit 99.1.

(e) Compensatory Arrangements

On April 1, 2019, the Company entered into a new offer letter with Sean Deason, the Company’s newly appointed Chief Financial Officer & Controller.

The offer letter amends the following provisions of Mr. Deason’s compensation and benefits:

•	A base salary of $400,000;

•	Eligibility to participate in the Company’s Equity Incentive Plan, with a target award of $400,000; and

•	Eligibility to participate in the Company’s Cash Annual Incentive Plan, with a target award of 60% of the base salary.

•	Eligibility to participate in the Company’s Cash Long-Term Incentive Plan, with a target award of 40% of the base salary.

The foregoing description of Mr. Deason’s offer letter is qualified in its entirety by reference to the text of such letter, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2019.

On April 1, 2019, the Company entered into a new Employment Agreement and Benefits Letter with Alexander De Bock, the Company’s vice president financial planning & analysis and treasurer. Mr. De Bock had previously served as the Company’s interim chief financial officer from September 2017 until June 2018.

The Employment Agreement and Benefits Letter amends the following provisions of Mr. De Bock’s compensation and benefits:

•	A base salary of CHF 350,000;

•	Eligibility to participate in the Company’s Equity Incentive Plan, with a target award of $125,000; and

•	Eligibility to participate in the Company’s Cash Incentive Plan, with a target award of 35% of the base salary.

The foregoing description of the Mr. De Bock’s offer letter is qualified in its entirety by reference to the text of such letter, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2019.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release, dated April 2, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 2, 2019	WABCO HOLDINGS INC.

	By:	/s/ LISA BROWN
	Name:	Lisa Brown
	Title:	Chief Legal Officer & Secretary